EXHIBIT 35.1
                     SERVICER COMPLIANCE STATEMENT (ITEM 1123)
                         RESIDENTIAL FUNDING COMPANY, LLC
                 RAAC SERIES 2006-SP1 TRUST (THE "ISSUING ENTITY")

      The undersigned, a duly authorized officer of Residential Funding Company, LLC, as servicer (the "Servicer") pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2006 (as amended from time to time, the "Agreement"), among Residential Asset Mortgage Products, Inc., as depositor, Residential Funding Company, LLC (formerly Residential Funding Corporation), as master servicer, and JPMorgan Chase Bank, N.A., as trustee, does hereby certify that:

1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the Agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such period.

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 26th day of March 2007.

      By:  /s/ Anthony N. Renzi
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          Name: Anthony N. Renzi
          Title: Managing Director